Promissory Note                                               [LOGO] Mellon Bank


$15,000,000.00     April 8, 1997


For value received, and intending to be legally bound, Undersigned, as defined below, promises to pay to Mellon Bank, N.A. ("Bank") or its order at 8 West Market Street, Wilkes-Barre, PA 18711 the sum of Fifteen Million Dollars ($15,000,000.00), or such lesser or greater principal amount as may be outstanding from time to time under a discretionary line of credit established by Bank for the benefit of Undersigned, with interest on the outstanding balance from the date of this Promissory Note ("Note") at the rate(s) ("Contractual Rate[s]") specified herein.

Payment. Principal on the Note shall be due and payable on July 31, 1998. Accrued interest on the Prime Rate Portion shall be due and payable on the last Business Day of each calendar month beginning on April 30, 1997. Interest on each Rate Segment of the As-Offered Rate Portion and the Libor Rate Portion shall be due and payable on the last day of the corresponding Rate Period. After maturity of any part of the Note (by acceleration or otherwise), interest on such part of the Note shall be due and payable ON DEMAND.

Interest Rate Options. The unpaid principal amount of the Note shall bear interest for each day until due on one or more bases selected by Undersigned from among the three interest rate options set forth below (each an "Interest Rate Option" and, collectively, the "Interest Rate Options"). Undersigned understands and agrees: (a) that Bank may in its sole discretion from time to time determine that the right of Undersigned to select, convert to or renew a Prime Rate Option, an As-Offered Rate Option, or a Libor Rate Option is not available to Bank and (b) that subject to the provisions of this Note Undersigned may select any number of such Interest Rate Options to apply simultaneously to different parts of the unpaid principal amount of the Note and may select any number of Rate Segments to apply simultaneously to different parts of the As-Offered Rate Option, or Libor Rate Portion.

Available Interest Rate Options.

    Prime Rate Option: A rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be) for each day equal to the Prime Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate.

    Libor Rate Option: For each Rate Segment of the Libor Rate Portion, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) for each day equal to the Libor Rate for such Rate Segment plus four tenths of one percent (.40%).

    As-Offered Rate Option: For each Rate Segment of the As-Offered Rate Portion, a rate per annum for such Rate Segment for each day equal to the As-Offered Rate offered by the Bank in its sole discretion.


Rate Periods. At any time when Undersigned selects, converts to or renews the As-Offered Rate Option or Libor Rate Option, Undersigned shall fix one or more periods (the "Rate Periods") during which such Interest Rate Option shall apply, such periods being set forth below:

As-Offered Rate Option--Periods of 7, 14, 21, 30, 60 or 90 days or other period as agreed to between the Undersigned and the Bank ("As-Offered Rate Period")

Libor Rate Option--1, 2 or 3 months or other period as agreed to between the Undersigned and the Bank ("Libor Rate Period")

Bank's right to payment of principal and interest under the Note shall in no way be affected by the fact that one or more Rate Periods may be in effect.

Amounts. Every selection of, conversion to or renewal of any Interest Rate Option shall be in a principal amount of at least $100,000.00 selected by Undersigned and acceptable to Bank.

Interest After Maturity. After the principal amount of any part of the Prime Rate Portion shall have become due and payable, whether by acceleration or otherwise, such amount shall bear interest for each day until paid (before and after judgment) at a rate per annum (based on a year of 365 or 366 days, as the case may be) which for each day shall be the greater of (a) 2% above the Prime Rate Option on the day such amount became due and (b) 2% above the Prime Rate Option, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate. After the principal amount of any part of the As-Offered Rate Portion or the Libor Rate Portion shall have become due and payable, whether by acceleration or otherwise, such amount shall bear interest for each day until paid (before and after judgment)
(c) until the end of the applicable then-current Rate Period as a rate per annum 2% above such Interest Rate Option otherwise applicable to such part and (d) thereafter in accordance with the previous sentence.

Selection, Conversion or Renewal of Rate Options. Subject to the other provisions of this Supplement, Undersigned may select any Interest Rate Option to apply to any borrowing evidenced by the Note. Subject to the other provisions of this Supplement, Undersigned may convert any part of the unpaid principal amount of the Note from any Interest Rate Option to any other Interest Rate Option: (a) at any time with respect to conversion from the Prime Rate Option to any other Interest Rate Option, and (b) at the expiration of any Rate Period with respect to conversion from or renewals of the As-Offered Rate Option or the Libor Rate Option as to the Rate Segment corresponding to such expiring Rate Period. Whenever Undersigned desires to select, convert or renew any Interest Rate Option, Undersigned shall give Bank Standard Notice thereof (which shall be irrevocable), specifying the date, amount and type of the proposed new Rate Option. If such notice has been duly given, and if Bank in its sole discretion approves the proposed selection, conversion or renewal, on and after the date specified in such notice interest shall be calculated upon the unpaid principal amount of the Note taking into account such selection, conversion or renewal.


Prime Rate Fallback. If any Rate Period expires, any part of the Rate Segment corresponding to such Rate Period which has not been converted or renewed in accordance with Section 6 hereof automatically shall be converted to the Prime Rate Option. If Undersigned fails to select, or if Bank fails to approve, an Interest Rate Option to apply to any borrowing evidenced by the Note, such borrowing shall be deemed to be at the Prime Rate Option. If any time the Bank shall have determined in good faith (which determination shall be conclusive) that the accrual of interest at the As-Offered Rate Option or the Libor Rate Option has been made unascertainable, impractical or unlawful by compliance with the Bank in good faith with any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or adminsitration thereof by any official body charged with the interpretation or administration thereof or with any request or directive of any such official body (whether or not having the force of law), then, and in any such event, the outstanding principal amount of this Note subject to such Interest Rate Options shall accrue interest at the Prime Rate Option and the Undersigned shall not have the right to select such Interest Rate Option.

Prepayments. Undersigned shall have the right at its option from time to time to prepay the Prime Rate Portion in whole or in part. Undersigned shall have no right to prepay any part of the As-Offered Rate Portion or the Libor Rate Portion at any time without the prior written consent of Bank except that Undersigned may prepay any part of any Rate Segment at the expiration of the Rate Period corresponding to such Rate Segment. Prepayments shall be made by giving the Bank Standard Notice thereof (which shall be irrevocable), specifying the date, and amount and type of prepayment, and upon such date the amount so specified and accrued interest thereon shall be due and payable.

Indemnity. Undersigned shall indemnify Bank against any loss or expense (including loss of margin) which Bank has sustained or incurred as a consequence of:

     (i) payment, prepayment or conversion of any part of any Rate Segment of the As-Offered Rate Portion or the Libor Rate Portion on a day other than the last day of the corresponding Rate Period (whether or not any such payment is pursuant to demand by Bank under the Note and whether or not any such payment, prepayment or conversion is consented to by Bank, unless Bank shall have expressly waived such indemnity in writing);

     (ii) attempt by Undersigned to revoke in whole or part any irrevocable notice given pursuant to Section 6 of this Supplement; or

     (iii) breach of or default by any Obligor in the performance or observance of any covenant or condition contained in the Loan Agreement, the Note or any separate security, guarantee or suretyship agreement between Bank and any Obligor.

     If Bank sustains any such loss or expense it shall from time to time notify Undersigned of the amount determined in good faith by Bank (which determination shall be conclusive) to be necessary to indemnify Bank for such loss or expense. Such amount shall be due and payable by Undersigned on demand.


Records. The unpaid principal amount of the Note, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability and the date and amount of each payment or demand shall at all times be ascertained from the books and records created by Bank, which shall be conclusive absent manifest error.

Notices. All notices under this Note shall be in writing or by telephone promptly confirmed in writing, and all such writings shall be sent by first-class, first-class express or certified mail, telecopier or by hand delivery, in all cases with charges prepaid. All notices shall be sent to the applicable party at the address stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto. All notices by Undersigned shall be effective when received by Bank and all notices by Bank shall be effective when telephoned, deposited in the mail or hand delivered. Written notices or confirmations by Undersigned shall not be deemed records of Bank whether or not received by Bank. Bank may conclusively rely without inquiry or any notice or confirmation purporting to be from or authorized by Undersigned.

The prompt and faithful performance of all Undersigned's obligations hereunder, including without limitation time of payment, is of the essence of this Note.

The Undersigned hereby acknowledges the Bank's right of setoff against, all deposit accounts, credits, securities, moneys of other property of Undersigned which may at any time be in the possession of, delivered to, or owed by Bank, including any proceeds or returned or unearned premiums of insurance, and the proceeds (cash and non-cash) of all the foregoing property.

1. Representations. Undersigned hereby makes the following representations and warranties which shall be true and correct on the date of this Note and shall continue to be true and correct for so long as any indebtedness evidenced hereby remains outstanding: (a) Undersigned's residence and/or Chief Executive Office, as the case may be, is as stated below or as otherwise stated in a subsequent written notice delivered to Bank pursuant to the terms hereof; (b) if any of the Undersigned is an individual, each such individual is at least 18 years of age and under no legal disability or incapacity.

2. Covenants. Undersigned covenants and agrees that until the Obligations secured hereunder have been paid in full, Undersigned shall: (a) use the proceeds of the loans evidenced hereby only for the purpose specified to the Bank at or prior to the execution hereof; (b) promptly notify Bank in writing of any change in its or their residence or Chief Executive Office; (c) purchase and maintain policies of insurance (including flood insurance) to protect against such risks and casualties, and in such amounts, as shall be required by Bank and/or applicable law, which policies shall (1) be in form and substance satisfactory to Bank and (2) be (or certificates evidencing same shall be) deposited with Bank; (d) provide, upon request, financial or other information, documentation or certifications to Bank (including balance sheets and income statements), all in form and content satisfactory to Bank; (e) pay, upon demand, all amounts incurred by Bank in connection with any action or proceeding taken or commenced by Bank to enforce or collect this Note, including attorney's fees equal to lesser of (1) 10% of the above sum and interest then due hereunder, or $500.00, whichever is greater, or (2) the maximum amount permitted by law, and attorney's costs and all costs of legal proceedings; (f) not incur, create assume or permit to exist, any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its Accounts Receivable or Inventory, now or hereafter owned; (g) covenant that in the event the Undersigned agrees to incorporate any financial or other more restrictive covenants into any of its agreements governing working capital lines of credit from any other lender, such covenants and/or restrictive terms shall be incorporated into this Note for the benefit of the Bank; and (h) not cause, agree to, permit or suffer a change in control or ownership whereby such change in control or ownership results in any single party or a group of related parties (other than Pennsylvania Enterprises, Inc.) owning or controlling more than a fifty percent (50%) direct or indirect interest in the Borrower.

3. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" hereunder: (a) default in payment or performance of any of the Obligations evidenced or secured by this Note or any other evidence of liability of Undersigned to Bank; (b) the breach by any Obligor (defined as Undersigned and each surety or guarantor of any of Undersigned's liabilities to Bank, as well as any person or entity granting Bank a security interest in property to secure the Obligations evidenced hereby) of any covenant contained in the Credit Agreement, this Note, or in any separate security, guarantee or suretyship agreement between Bank and any Obligor, the occurrence of any default hereunder or under the terms of any such agreement, or the discovery by Bank of any false or misleading representation made by an Obligor herein or in any such agreement or in any other information submitted to Bank by any Obligor; (c) with respect to any Obligor: (1) death or incapacity of any individual or general partner; or (2) dissolution of any partnership or corporation; (d) any assignment for the benefit of creditors by any Obligor; (e) insolvency of any Olbigor; (f) the filing or commencement of any petition, action, case or proceeding, voluntary or involuntary, under any state or federal law regarding bankruptcy, insolvency, reorganization, receivership or dissolution, including the Bankruptcy Reform Act of 1978, as amended, by or against any Obligor; (g) the garnishment, attachment or taking by governmental authority of any Collateral or other property of the Undersigned which is in Bank's possession or which constitutes security for any indebtedness evidenced hereby; (h) a determination by Bank, which determination shall be conclusive if made in good faith, that a material adverse change has occurred in the financial or business condition of Undersigned; or (i) default of Undersigned in payment or performance of any note, loan agreement or other evidence of liability to any person or entity.

4. Acceleration; Remedies. Upon the occurrence of any Event of Default: (a) all amounts due under this Note, including the unpaid balance of principal and interest hereof, shall become immediately due and payable at the option of Bank, without any demand or notice whatsoever; and (b) Bank may immediately and without demand exercise any of its rights and remedies granted herein, under applicable law, or which it may otherwise have, against the Undersigned or otherwise.

5. Bank's Rights. Undersigned hereby authorizes Bank, and Bank shall have the continuing right, at its sole option and discretion, to: (a) do anything which Undersigned is required but fails to do hereunder, and in particular Bank may, if Undersigned fails to do so, obtain and pay any premiums payable on any policy of insurance required to be obtained or maintained hereunder, and add any amounts paid under this Section 5(a) to the principal amount of the indebtedness secured by this Note; and (b) pay the proceeds of the Loans evidenced by this Note to any or all of the Undersigned individually or jointly, or to such other persons as any of the Undersigned may direct.

In addition to all rights given to Bank by this Note, Bank shall have all the rights and remedies of a secured party under any applicable law, including without limitation, the Uniform Commercial Code.

6. Definitions; Miscellaneous Provisions. (a) Undersigned waives protest of all commercial paper at any time held by Bank on which Undersigned is in any way liable, notice of nonpayment at maturity of any and all accounts, and (except where requested hereby) notice of action taken by Bank; and hereby ratifies and confirms whatever Bank may do. Bank shall be entitled to exercise any right notwithstanding any prior exercise, failure to exercise or delay in exercising any such right. (b) Bank shall retain the lien of any judgment entered on account of the indebtedness evidenced hereby. Undersigned warrants that Undersigned has no defense whatsoever to any action or proceeding that may be brought to enforce or realize on such judgment or security interest. (c) If any provision hereof shall for any reason be held invalid or unenforcable, no other provision shall be affected thereby, and this Note shall be construed as if the invalid or unenforceable provision had never been a part of it. The descriptive headings of this Note are for convenience only and shall not in any way affect the meaning or construction of any provision hereof. (d) The rights and privileges of Bank contained in this Note shall inure to the benefit of its successors and assigns, and the duties of Undersigned shall bind all heirs, personal representatives, successors and assigns. (e) This Note shall in all respects be governed by the laws of the state in which this Note is payable (except to the extent that federal law governs), and all references to the Uniform Commercial Code shall be deemed to refer to the Uniform Commercial Code as enacted in such state. (f) "Chief Executive Office" means the place from which the main part of the business operations of any entity is managed. (g) "As-Offered Rate" for any day for any proposed or existing Rate Segment corresponding to a Rate Period shall mean the rate per annum offered by the Bank in its sole discretion. (h) "Business Day" shall mean any day on which Bank is open for business at the location where the Note is payable (i) "Libor Rate" for any day for any proposed or existing Rate Segment corresponding to a Rate Period shall mean the rate per annum determined by Bank to be the rate per annum obtained by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day in such Rate Period) estimated in good faith by Bank in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in United States dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two London Business Days prior to the first day of such Rate Period for delivery on the first day of such Rate Period in amounts comparable to such Rate Segment (or, if there are no such comparable amounts actively traded, the smallest amounts actively traded) and having maturities comparable to such Rate Period by (B) a number equal to 1.00 minus the Libor Rate Reserve Percentage for such day. The "Libor Rate" may also be expressed by the following formula:


                      [average of rates offered to major]
                      [money banks in the London inter-]
                      [bank market estimated by the Bank]
         Libor Rate=  [subsection (A)(1)]
                    ---------------------------------------
                      [1.00-Libor Rate Reserve Percentage]

(j) "Libor Rate Reserve Percentage" for any day shall mean the percentage (rounded upward to the nearest 1/100 of 1%), as determined in good faith by Bank (which determination shall be conclusive) as representing for such day the maximum effective reserve requirement (including without limitatin supplemental, marginal and emergency requirements) for member banks of the Federal Reserve System with respect to eurocurrency funding (currently referred to as "Eurocurrenty liabilities") of any maturity. Each Libor Rate shall be adjusted automatically as of the effective date of any change in the Libor Rate Reserve Percentage. (k) "London Business Day" shall mean a day for dealing in deposits in United States dollars by and among banks in the London interbank market. (l) "Portion": "Prime Rate Portion" shall mean at any time, the part, including the whole, of the unpaid principal amount of the Note bearing interest at such time under the Prime Rate Option or in accordance with the first sentence of Section 5 of this Supplement. "As-Offered Rate Portion" shall mean at any time, the part, including the whole, of the unpaid principal amount of the Note bearing interest at such time under the As-Offered Rate Option. "Libor Rate Portion" shall mean at any time, the part, including the whole, of the unpaid principal amount of the Note bearing interest at such time under the Libor Rate Option.
(m) "Prime Rate" shall mean the interest rate per annum announced from time to time by Bank as its Prime Rate. The Prime Rate may be greater or less than other interest rates charged by Bank to other borrowers and is not solely based or dependent upon the interest rate which Bank may charge any particular borrower or class of borrowers. (n) "Rate Segment" of the As-Offered Rate Portion or the Libor Rate Portion at any time shall mean the entire principal amount of such Portion to which at such time there is applicable a particular Rate Period beginning on a particular day and ending on another particular day. (By definition, each Portion is at all times composed of an integral number of discrete Rate Segments, each corresponding to a particular Rate Period, and the sum of the principal amounts of all Rate Segments of a particular Portion at any time equals the principal amount of such Portion at such time). (o) "Standard Notice" shall mean an irrevocable notice provided to the Bank on a Business Day which is

     (i) at least one Business Day in advance in the case of selection of, conversion to or renewal of the Prime Rate Option or the As-Offered Rate Option, or the prepayment of any such Interest Rate Portions; and

    (ii) at least three London Business Days in advance in the case of selection of, conversion to or renewal of the Libor Rate Option or prepayment of any Libor Rate Portion.

Standard Notice must be provided no later than 1:00 o'clock p.m., Wilkes-Barre time, on the last day permitted for such notice.


7. Confession of Judgment. Undersigned hereby empowers the prothonotary or any attorney of any court of record to appear for Undersigned and to confess judgment as often as necessary against Undersigned in favor of the holder hereof, as of any term, for the above sum plus interest due under the terms hereof, together with costs of legal proceedings and an attorney's commission equal to the lesser of (a) 10% of the above sum and interest then due hereunder or $500.00, whichever is greater, or (b) the maximum amount permitted by law, with release of all errors. Undersigned waives all laws exempting real or personal property from execution.

Signatures

Witness the due execution hereof intending to be legally bound this 8th day of April, 1997.

                                           PG Energy, Inc.


Attest: /s/ Thomas J. Ward                 by: /s/ John F. Kell, Jr.
        ------------------------------         --------------------------------
Name & Title                               Name & Title
           Thomas J. Ward, Secretary                 John F. Kell, Jr.
                                            Vice President, Financial Services

(Corporate Seal)                            Business Address:
                                                     One PEI Center
                                                     Wilkes-Barre, PA 18711-0601

                                            by: /s/ Richard N. Marshall
                                                -------------------------------
                                                    Richard N. Marshall
                                                    Treasurer

                           MELLON BANK, N.A.

                          ENVIRONMENTAL RIDER
                          -------------------

THIS ENVIRONMENTAL RIDER dated April 8, 1997, is a rider to a Promissory Note dated April 8, 1997, (the "Agreement") from PG Energy Inc. ("Undersigned") to MELLON BANK, N.A. ("Bank");

WHEREAS, Undersigned and Bank desire to incorporate the following provisions into the Agreement.

NOW, THEREFORE, Undersigned, intending to be legally bound hereby, covenants and agrees that the following shall be added to the Agreement and made a part thereof.

1.  Additional Representations, Warranties and Covenants.
    -----------------------------------------------------

In addition to the representations, warranties, and covenants set forth in the Agreement, Undersigned hereby represents, warrants, covenants, and agrees, on behalf of itself and each of its subsidiaries and affiliates, if any, that:

(a) Each of them now has and will continue to have all Environmental Permits (as hereinafter defined) necessary for the conduct of each of their businesses and operations;

(b) Each of them conducts and will continue to conduct each of their businesses and operations in material compliance with all applicable Environmental Laws (as hereinafter defined) and Environmental Permits;

(c) There does not exist, nor will any of them permit to exist, any event or condition that requires or is likely to require any of them under any Environmental Law to pay or expend funds by way of fines, judgments, damages, cleanup, remediation or the like in an aggregate amount, the payment of which could reasonably be expected to interfere substantially with normal operations of Undersigned or materially adversely affect the financial condition of Undersigned;

(d) Undersigned shall notify the Bank, in writing within five (5) business days, upon becoming aware of any pending or threatened proceeding, suit, investigation, allegation or inquiry regarding any alleged event or condition that, if resolved unfavorably to Undersigned or any of Undersigned's subsidiaries or affiliates, could reasonably be expected to interfere substantially with normal operations of Undersigned or materially adversely affect the financial condition of Undersigned; and

(e) Undersigned shall provide at Undersigned's cost, upon request by Bank, certifications, documentation, copies of pleadings and other information regarding the above, all in form and content satisfactory to Bank.

Environmental Rider
Page -2-

2.  Definitions.

As used in this Rider:

(a) 'Environmental Law' means any federal, state or local environmental law, statute, regulation, rule, ordinance, court or administrative order or decree, or private agreement or interpretation, now or hereafter in existence, relating to the manufacture, distribution, labeling, use, handling, collection, storage, treatment, disposal or otherwise of Hazardous Substances, or in any way relating to pollution or protection of the environment, or public health.

(b) 'Enviornmental Permit' means any federal, state or local permit, license or authorization issued under or in connection with any Environmental Law.

(c) 'Hazardous Substances' means petroleum and petroleum products, radioactive materials or any materials or substances defined as or included in the definition of 'hazardous wastes,' 'hazardous substances,' 'hazardous materials,' 'toxic substances,' 'hazardous air pollutants,' and 'toxic pollutants,' or 'pollution' as those terms are used in any Environmental Law.

Witness the due execution hereof.

Witness:                                  Individual:

X                                         X                              (Seal)
-------------------------------------     -------------------------------------
                                          Address

                                          -------------------------------------
Witness:                                  Individual:

X                                         X                              (Seal)
-------------------------------------     -------------------------------------
                                          Address

                                          Corporation or Other Entity:

                                          PG Energy, Inc.

Attest/Witness:                           By: (Signature and Title)

X  /s/ Thomas J. Ward                     X  /s/ John F. Kell            (Seal)
-------------------------------------     -------------------------------------
                                          By: (Signature and Title)

                                          X /s/ Richard N. Marshall      (Seal)
                                          -------------------------------------
(Corporate Seal)                          By: (Signature and Title)


                                          Business Address:
                                          One PEI Center
                                          Wilkes-Barre, PA 18711-0601

                         LATE PAYMENT CHARGE ADDENDUM
                          SPECIFIED PERCENTAGE CHARGE
                         ----------------------------

    THIS ADDENDUM dated April 8, 1997, to the Promissory Note dated April 8, 1997, (the "Note") from PG Energy, Inc. ("Undersigned") to Mellon Bank, N. A. ("Bank");

    WHEREAS, Undersigned and Bank desire to incorporate the following provisions into the Note.

    NOW, THEREFORE, Undersigned, intending to be legally bound hereby, covenants and agrees that the following shall be added to the Note and made a part thereof.

    1. If any payment (including without limitation any regularly scheduled payment, balloon payment and final payment) is not paid within 10 days after it is due, Undersigned will pay a late charge equal to 5% of the entire payment due (regardless of whether part of the payment due had been made, and regardless of whether the payment due consists of principal and interest, principal only or interest only). (Such late charge shall be in addition to any increase made to the interest rate(s) applicable to the outstanding balance hereof as a result of maturity of this Note or otherwise, as well as in addition to any other applicable fees, charges and costs.) Also, Bank reserves the right to modify, in its sole discretion and upon thirty (30) days prior written notice to Undersigned, the late charge set forth herein.

    2. Except as stated in this LATE PAYMENT CHARGE ADDENDUM, the terms, covenants, conditions and provisions of the Note will remain in full force and effect.

    Witness the due execution hereof.

-------------------------------------------------------------------------------
Witness:                                    Individual:

x                                           x                             (Seal)
----------------------------------          ------------------------------------
                                            Address

----------------------------------          ------------------------------------
Witness:                                    Individual:

x                                           x                             (Seal)
----------------------------------          ------------------------------------
                                            Address

                                            PG Energy, Inc.
                                            ------------------------------------
                                            Corporation Or Other Entity

----------------------------------          ------------------------------------

Attest/Witness:                             By:      (Signature and Title)

x /s/ Thomas J. Ward                        x /s/ John F. Kell            (Seal)
-----------------------------------         ------------------------------------
                                            By:      (Signature and Title)

                                            x /s/ Richard N. Marshall     (Seal)
                                            ------------------------------------
                                            Business Address
                                            One PEI Center
                                            Wilkes-Barre, Pa. 18711-0601
(Corporate Seal)                            ------------------------------------

                CERTIFIED COPY OF A CERTAIN RESOLUTION

                 ADOPTED BY THE BOARD OF DIRECTORS OF

                            PG ENERGY INC.

                           ON JUNE 25, 1975

         RESOLVED, that any proper officer of the Corporation is hereby authorized on behalf of the Corporation, to issue and sell from time to time unsecured promissory notes of the Corporation, the notes to contain such terms as such officer shall in his judgment deem appropriate, provided that no such note shall be for more than a term of twenty-four (24) months, with such registration as may be required by the Pennsylvania Public Utility Commission, and each such note shall be signed by two officers, one of which shall be the Chairman of the Board, or the President and Chief Executive Officer, or a Vice President, and the other should be any one of following: the Treasurer; the Secretary; any Assistant Treasurer or Assistant Secretary, or the Controller.

         I, the undersigned, Secretary of PG Energy Inc., a Pennsylvania corporation, do hereby certify that the above is a true and correct copy of a certain resolution duly adopted at a meeting of the Board of Directors of the Company held on June 25, 1976, at which a quorum was present and voting throughout and that the same has not been amended or revoked but is now in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 8th day of April, 1997.



                                                    /s/ Thomas J. Ward
                                                    --------------------
                                                        Thomas J. Ward
                                                          Secretary

[SEAL]